UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2022

Permex Petroleum Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	333-265883	98-1384682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

100 Crescent Court, Suite 700 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(214) 459-2782

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 30, 2022, Permex Petroleum Corporation (the “Company”) filed its financial statements for the quarter ended December 31, 2021 prepared in accordance with accounting principles generally accepted in the United States of America (the “Financial Statements”) with the Canadian Securities Administrators on the System for Electronic Document Analysis and Retrieval, also known as SEDAR.

A copy of the Financial Statements is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

The information in this Item 7.01 and Exhibit 99.1 of this Current Report is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 and Exhibit 99.1 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Permex Petroleum Corporation Financial Statements for the Quarter Ended December 31, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Permex Petroleum Corporation

August 31, 2022	By:	/s/ Mehran Ehsan
Mehran Ehsan
Chief Executive Officer